Exhibit 10.33
AGREEMENT TO EXTEND OUTSIDE DATE
          THIS AGREEMENT TO EXTEND OUTSIDE DATE (this “Agreement”) dated March 4, 2011 is among (i) H&R BLOCK, INC., a Missouri corporation (the “Acquiror”), (ii) HRB ISLAND ACQUISITION, INC., a Delaware corporation and an indirect wholly owned subsidiary of the Acquiror (“Sub”), (iii) 2SS HOLDINGS, INC., a Delaware corporation (the “Company”), (iv) TA Associates Management, L.P. solely in its capacity as Stockholder Representative, and (v) Lance Dunn solely in his capacity as Stockholder Representative (each, a “Party” and collectively, the “Parties”).
Recitals
          WHEREAS, reference is hereby made to that certain Agreement and Plan of Merger among the Parties dated as of October 13, 2010 (the “Merger Agreement”);
          WHEREAS, the Merger Agreement provides that either party may terminate the Merger Agreement after the Outside Date of April 30, 2011;
          WHEREAS, the Merger Agreement contemplates the extension of the Outside Date upon the written agreement of the Parties; and
          WHEREAS, the Parties are in discussions with the U.S. Department of Justice and have accordingly determined to extend the Outside Date.
Agreement
          NOW, THEREFORE, in consideration of the above premises, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
          1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.
          2. Extension of Outside Date. Pursuant to Section 9.1(c) of the Merger Agreement, the Parties agree to extend the Outside Date one month from April 30, 2011 to May 31, 2011. The Parties agree that, pursuant to Section 9.1(c), the Outside Date may be further extended in one month increments upon the written agreement of the Acquiror and the Stockholder Representatives.
          3. Effect on Merger Agreement. Except as provided in this Agreement, the Merger Agreement shall remain in full force and effect and unmodified.
          4. Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.
          5. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.
          6. Facsimile Signature. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original for all purposes.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

H&R BLOCK, INC.
By:
Name:
Title:

HRB ISLAND ACQUISITION, INC.
By:
Name:
Title:

2SS HOLDINGS, INC.
By:
Name:
Title:

TA ASSOCIATES MANAGEMENT, L.P. (solely in its capacity as a Stockholder Representative)
By:
Name:
Title:

Lance Dunn
(Solely in his capacity as a Stockholder Representative)

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